SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                             WASHINGTON MUTUAL, INC.
             (Exact name of registrant as specified in its charter)

         Washington                                  91-1653725
(State of incorporation or organization)   (I.R.S. Employer Identification No.)


1201 Third Avenue, Suite 1500, Seattle, Washington           98101
(Address of principal executive offices)                  (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

         None

Securities to be registered pursuant to Section 12(g) of the Act:

         Title of each class                    Name of each exchange on which
         to be so registered                   each class is to be registered

         Depositary Receipts each                    The Nasdaq Stock Market
         evidencing a one-tenth interest
         in one share of Washington Mutual
         8.30% Cumulative Preferred Stock,
         Series F


Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Washington Mutual 8.30% Cumulative Preferred Stock, Series F and the Washington Mutual Depositary Receipts are incorporated by reference to the section entitled "DESCRIPTION OF WASHINGTON MUTUAL CAPITAL STOCK", of the Joint Proxy Statement/Prospectus included in the Registration Statment on Form S-4, as amended (File No. 333-23221).

Item 2.  Exhibits

     1.   Certificate  of  Designations   of  the  Series  F  Preferred   Stock,
incorporated by reference to Exhibit 4.7 of the Registration Statement on Form S-4, as amended (File No. 333-23221).

                                       -1-

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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                     WASHINGTON MUTUAL, INC.



Date:  June 25, 1997                             By:      /s/Marc R. Kittner
                                                          ------------------
                                                          Marc R. Kittner
                                                          Senior Vice President




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